EXHIBIT 4.2

NUMBER
SHARES

(Face of Certificate - LAMBERT’S COVE ACQUISITION CORPORATION)

COMMON STOCK

[LAC]

LAMBERT’S COVE ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [                  ]

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE OF $.0001 PER SHARE, OF THE COMMON STOCK OF

LAMBERT’S COVE ACQUISITION CORPORATION

transferable on the books of LAMBERT’S COVE ACQUISITION CORPORATION (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to liquidate if it is unable to complete a business combination by [ ], 2010 or [ ], 2011 in the event the Company’s stockholders approve the extended period, as more fully described in the Company’s final prospectus dated [ ], 2008. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

LAMBERT’S COVE ACQUISITION CORPORATION
CORPORATE
STATE OF DELAWARE
SEAL
2008

AUTHORIZED OFFICER

(Signature)
CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)
SECRETARY

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:

(Reverse of Certificate)

LAMBERT’S COVE ACQUISITION CORPORATION

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Common Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ......................... Custodian .........................
                                                   (Cust)    (Minor)

under Uniform Gifts to Minors Act ..............................................................
                    (State)

Additional abbreviations may also be used though not in the above list.

For value received          , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Company is liquidated because it does not consummate an acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar businesses combination with one or more operating businesses or assets ( a “Business Combination”) or the holder seeks to redeem his, her or its respective shares into cash in connection with a proposed extension of the Company’s existence to [______], 2011 [THIRTY-SIX MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING] or a business combination which he, she or it voted against and which is actually approved and, in the case of a Business Combination, completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.